UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 29, 2024

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2024, the Company entered into an employment agreement (the “Employment Agreement”) with Justin C. Jacobs, age 49, pursuant to which Mr. Jacobs was appointed Chief Executive Officer of the Company, effective February 12, 2024, at which time Stephen C. Taylor, the Company’s Interim Chief Executive Officer, will retire although he will provide certain transition services pursuant to his previously announced retirement agreement. Both Messrs. Jacobs and Taylor will continue to serve on the Company’s Board of Directors with Mr. Taylor continuing as Chairman of the Board.

The following is a summary of the material features of the Employment Agreement and is qualified in its entirety by reference to the full text of it, a copy of which is filed as Exhibit 10.1 to this Report.

Base Salary. Mr. Jacobs’s initial annual base salary is $525,000 (“Base Salary”) and will be reviewed at least annually by the Company’s Compensation Committee (“Committee”). The Company does not have any obligation to increase or decrease the Base Salary.

Signing Bonus. In connection with the execution of the Employment Agreement, the Company will pay Mr. Jacobs a cash signing bonus of $30,000 and grant Mr. Jacobs a performance stock unit (“PSU”) award valued at $100,000. The PSU will vest based on total shareholder return metrics to be set by the Compensation Committee. The PSU vesting is also subject to Mr. Jacobs’s continuous employment with the Company and other customary provisions to be set forth in an award agreement under the Company’s 2019 Equity Incentive Plan.

Annual Cash Bonus. Mr. Jacobs will have the opportunity to earn incentive compensation in the form of an annual cash bonus based on performance thresholds and metrics established by the Compensation Committee (“Annual Bonus”). For 2024, the target amount is 100% of his Base Salary, pro-rated for the number of days employed in 2024.

Annual Equity Compensation. During his employment, Mr. Jacobs will be eligible to participate in the Company’s 2019 Equity Incentive Plan, or any successor plan. For calendar year 2024, Mr. Jacobs will receive a restricted stock unit (“RSU”) award valued at 100% of Base Salary and a PSU award valued at 100% of Base Salary, both awards subject to proration as provided in the Employment Agreement. The RSU vests in three equal annual installments beginning on the first anniversary of the effective date of the Employment Agreement. The PSU will vest based on total shareholder return metrics to be set by the Compensation Committee. Both of the RSU and PSU award are subject to Mr. Jacobs’s continuous employment with the Company and other customary provisions to be set forth in an award agreement under the Company’s 2019 Equity Incentive Plan.

Benefits. The Company will provide Mr. Jacobs retirement and other employee benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical plan and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Term and Termination. Mr. Jacob’s employment is at-will. The Company or Mr. Jacobs may terminate the Agreement at any time upon written notice.

Effect of Termination; Severance.

Except with respect to a change of control in the Company, if Mr. Jacobs’s employment is terminated by the Company (A) without cause (as defined in the Employment Agreement) or (B) if Mr. Jacobs terminates his employment with good reason (as defined in the Employment Agreement), the Employment Agreement provides that he will receive (i) payment in a lump sum of accrued but unpaid salary and vacation time, (ii) any earned but unpaid bonus for any completed calendar year preceding the date of termination, (iii) unreimbursed business expenses and (iv) any such other benefits (including equity compensation) to which he may be entitled to under any employee benefit plan as of the date of termination (collectively, the “Accrued Amounts”). In addition, provided Mr. Jacobs executes a mutually agreed release of all claims in favor of the Company (the “Release”) he will receive a severance payment of (I) a prorated amount of the Annual Bonus that would be earned as calculated using the “target” thresholds and bonus formula set by the Compensation Committee for the year in which termination of employment occurs, such proration based on the number of days worked in the current year; (II) one (1) times his Base Salary and Annual Bonus at target for the year in which termination occurs; (III) accelerated vesting for all unvested RSUs; and (IV) a pro rata number of shares or other compensation underlying the unvested PSUs based on the target award that would otherwise have vested at the end of the performance period as set forth in the award agreement. In addition, the Company will pay COBRA continuation coverage for up to twelve (12) months following his termination.

In connection with a change of control of the Company, Mr. Jacobs will be entitled to the Accrued Amounts plus, provided he executes the Release, the same severance amounts described in subparts (I) – (IV) in the paragraph above, except the amount under subpart (II) shall be two (2) times his Base Salary and Annual Bonus at target during the year of termination. In addition, the Company will pay COBRA continuation coverage for up to twelve (12) months following his termination.

In the event of a termination of employment in the case of death or disability, Mr. Jacobs will be entitled to the Accrued Amounts plus (i) a prorated amount of cash bonus that would be earned as calculated using the “target” thresholds and bonus formula set by the Compensation Committee for the year in which termination of employment occurs and (ii) a pro rata number of shares or other compensation underlying the unvested PSUs based on the target award that would otherwise have vested at the end of the performance period as set forth in the award agreement.

In the event of a termination of employment (i) by the Company for cause or (ii) by Mr. Jacobs without good reason, Mr. Jacobs will be entitled to the Accrued Amounts but will not be entitled to any severance.

Clawbacks. Mr. Jacobs’s incentive compensation is subject to the Company’s Clawback Policy which is consistent with requirements of the New York Stock Exchange.

Non-Compete and Other Agreements.

In connection with the Employment Agreement, Mr. Jacobs also executed a Non-Compete Agreement and Proprietary Rights Agreement that contain customary non-compete, confidentiality and non-solicitation provisions, along with proprietary rights ownership of work product in favor of the Company.

The non-compete provision prohibit Mr. Jacobs from engaging in competitive activity in a defined geographic area for a period of either (i) 12 months immediately following the termination of his employment connection with a termination by Mr. Jacobs for Good Reason or by the Company without Cause, or (ii) 24 months immediately following the termination of employment with the Company in connection with a termination by Mr. Jacobs without Good Reason or by the Company with Cause. The non-solicitation provisions prohibit Mr. Jacobs from soliciting for employment any employee of the Company or any person who was an employee of the Company. This prohibition applies while Mr. Jacobs is employed by the Company and for the same applicable period of time as the non-compete provision after termination of his employment.

Prior to Mr. Jacobs’ employment with the Company, most recently he was a Managing Director and a member of the management committee of Mill Road Capital Management LLC, where we worked since 2005. Mill Road Capital Management is an investment firm focused on investments in small, publicly traded companies. From 1999 to 2004, Mr. Jacobs was employed at LiveWire Capital, an investment and management group backed primarily by The Blackstone Group and Thomas Lee Partners that focused on operationally intensive buyouts of middle market companies. While employed at LiveWire, he held various operational positions in numerous portfolio companies, including interim Chief Operating Officer, in addition to investment responsibilities. Before joining LiveWire, Mr. Jacobs was an investment professional in the private equity group at The Blackstone Group from 1996 to 1999. Mr. Jacobs is currently a member of the Board of Directors of Swiss Water Decaffeinated Coffee, Inc. He previously served as a member of the Boards of Directors of several public companies, including Ecology and Environment, Inc., Galaxy Nutritional Foods, Inc., National Technical Systems, Inc., and School Specialty, Inc., as well as numerous private companies, including Lignetics, Inc., Mother’s Market & Kitchen, Inc., PRT Growing Services LTD and Rubios Restaurants, Inc. Mr. Jacobs holds a B.S. from the McIntire School of Commerce at the University of Virginia with concentrations in accounting and finance.

Item 8.01 Other Events

On February 1, 2024, the Company issued a press release announcing the appointment of Mr. Jacobs as its Chief Executive Officer. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement between Justin C. Jacobs and Natural Gas Services Group, Inc. dated January 29, 2024.
10.2	Employee Non-Compete Agreement between Justin C. Jacobs and Natural Gas Services Group, Inc. dated January 29, 2024.
10.3	Employee Proprietary Rights Agreement between Justin C. Jacobs and Natural Gas Services Group, Inc. dated January 29, 2024.
99.1	Press Release dated February 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	By:	/s/ Stephen C. Taylor
February 1, 2024		Stephen C. Taylor
Interim Chief Executive Officer